Exhibit 4 (iv)











          ATLANTIC ELECTRIC 401(K) SAVINGS AND INVESTMENT PLAN-A


          As Amended and Restated Effective as of January 1, 1994



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          ATLANTIC ELECTRIC 401(K) SAVINGS AND INVESTMENT PLAN-A


             As Amended and Restated Effective January 1, 1994

                                 Preamble

          This Plan was originally established effective June 1, 1980 by the Board of Directors of Atlantic City Electric Company for the exclusive benefit of Eligible Employees and their Beneficiaries in order to provide additional retirement security through a deferred savings and investment program. The Plan incorporates a cash or deferred arrangement under section 401(k) of the Internal Revenue Code of 1986, as amended, and Plan provisions are to be interpreted accordingly. The Plan, as amended and restated effective January 1, 1994, contains those modifications required to comply with the provisions of the Tax Reform Act of 1986, as amended. Except as otherwise expressly provided, the provisions of the Plan, as set forth in this document and as may be amended from time to time, establish the rights and obligations with respect to Participants on and after January 1, 1994 and transactions under the Plan on and after that date. Rights and obligations under the Plan with respect to any Employee who terminated employment with the Employer for any reason prior to January 1, 1994 shall be determined in accordance with the provisions of the Plan as in effect on the date of termination.

                                 ARTICLE I

                                DEFINITIONS

          The following words and phrases shall have the meanings provided below, except as otherwise required by the context. As used in the Plan, the masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural, unless a different meaning is clearly indicated by the context.
          "Accounts" means a Participant's accounts maintained for recordkeeping purposes under the Plan, including a Pre-tax Contribution Account, After-tax Contribution Account, Employer Matching Account and Rollover Account, as applicable.

          "Affiliate" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company, any trade or business (whether or not incorporated) which is under common control (within the meaning of Code section 414(c)) with the Company, any organization which is part of an affiliated service group as defined in Code section 414(m), or any entity required to be aggregated with the Company in accordance with Code section 414(o) and the regulations thereunder. For purposes of determining whether a person is an Employee and the period of employment of such person, each such other company shall be included as an Affiliate only for such period or periods during which such other company is a member of the controlled group, under common control, an affiliated service group or otherwise required to be so aggregated.

          "After-tax Contributions" means a Participant's after-tax contributions to the Plan pursuant to Section 3.1. After-tax contributions shall be made by payroll deduction or by single sum payments in accordance with procedures established by the Committee.

          "After-tax Contribution Account" means the separate account maintained for a Participant to which the Participant's After-tax Contributions and related earnings are credited under Section 9.1.

          "Beneficiary" means the person designated by the Participant in accordance with the provisions of Section
     11.6 to receive any benefits payable under the Plan after the death of the Participant.

          "Board of Directors" means the Board of Directors of Atlantic Energy, Inc.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Benefits/Trusts Investment
     Committee appointed by the Board of Directors, or its delegate, pursuant to Section 14.3.

          "Company" means Atlantic City Electric Company, or any successor corporation.

          "Compensation" means the basic annual wages and salary (not in excess of the statutory dollar limitation under Code section 401(a)(17), as may be adjusted by the Secretary of the Treasury) paid to an Employee in cash or stock of the Company for services rendered to the Employer (other than overtime, bonuses, and all other forms of extra compensation), unreduced by the Employee's Pre-tax Contributions or contributions to a plan of the Employer qualifying under Code section 125, but excluding Employer contributions to any other plan of deferred compensation or contributions to other employee benefit plans of the Employer, the value of any fringe benefits provided by the Employer, amounts paid in reimbursement of, or in lieu of, expenses incurred by the Participant in the performance of his duties, or the value of non-money awards or gifts made by the Employer. For purposes of applying the dollar limitation on Compensation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and lineal descendants of the Employee who have not attained age 19 before the close of the year. The dollar limitation, as adjusted, will be allocated among the members of the family unit in proportion to each such member's Compensation.

          "Disability Retirement Date" means the date of a Participant's retirement under the disability retirement provisions of any qualified defined benefit pension plan sponsored by the Employer or an Affiliate.

          "Early Retirement Date" means the date of a Participant's retirement under the early retirement provisions of any qualified defined benefit pension plan sponsored by the Employer or an Affiliate.

          "Effective Date" means January 1, 1994, the date of the amendment and restatement of the Plan.

          "Eligible Employee" means each Employee eligible to participate in the Plan in accordance with Section 2.1.

          "Employee" means any employee of the Employer, other than a leased employee or an employee covered by a collective bargaining agreement with the Employer, unless such collective bargaining agreement expressly provides for coverage under the Plan.

          "Employer" means the Company and any Affiliate which participates in the Plan with the approval of the Board of Directors.

          "Employer Matching Account" means the separate account maintained for each Participant to which Matching
     Contributions and related earnings are credited under
     Section 9.1.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

          "Highly Compensated Employee" means an Employee within the meaning of Code section 414(q).

          "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer on account of a period of time during which no duties are performed (such as vacation, holidays, sickness, disability, layoff, jury duty, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and
     (3).

          Notwithstanding (2) above, (i) no more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          "Investment Funds" means each of the Investment Funds provided for in Section 12.2 and set forth in Appendix A.

          "Matching Contributions" means the contributions made to the Plan by the Employer under Section 5.1.

          "Normal Retirement Age" means age 65, except that if the Participant is covered by any qualified defined benefit pension plan sponsored by the Employer or by any Affiliate, and if the normal retirement age established thereunder shall be lower than age 65, such lower normal retirement age shall also be deemed to be the Participant's Normal Retirement Age under the Plan.

          "Participant" means an Employee participating in the Plan in accordance with Article II.

          "Plan" means the Atlantic Electric 401(k) Savings and
     Investment Plan-A, as amended and restated in this document
     (including any Appendices) and as may be amended from time to time.

          "Plan Administrator" means the person or persons appointed by the Board of Directors pursuant to Section 14.1 and shall include agents and delegates of the Plan
     Administrator whenever applicable.

          "Plan B" means the Atlantic Electric 401(k) Savings and
     Investment Plan-B (including any Appendices) as may be amended from time to time.

          "Plan Year" means the calendar year.

          "Pre-tax Contributions" means a Participant's before-tax contributions to the Plan pursuant to Section 3.1. Pre-tax contributions shall be made by payroll reduction.

          "Pre-tax Contribution Account" means the separate account maintained for each Participant to which a Participant's Pre-tax Contributions and related earnings are credited under Section 9.1.

          "Rollover Account" means the separate account maintained for a Participant to which a Participant's rollover contributions or direct transfer amounts, or both, and related earnings are credited under Section 9.1.

          "Service" means a Participant's period of employment with the Company or any Affiliate.

          "Trust Agreement" means the agreement between the Trustee and the Company pursuant to which the Trust Fund is established and maintained, as provided in Article XV.

          "Trust Fund" means the trust under the Plan established pursuant to the Trust Agreement, as provided for in Article
     XV.

          "Trustee" means the trustee under the Trust Agreement.

          "Valuation Date" means the last day of the Plan Year and each other interim date during the Plan Year as of which a valuation of the Trust Fund is made.

                                 ARTICLE II
                               PARTICIPATION
     2.1 Each Employee on the Effective Date who was a Participant in the Plan immediately prior to the Effective Date shall continue as a Participant as of the Effective Date.
Subject to Section 2.4, each other Employee shall become an Eligible Employee upon his completion of one Hour of Service; provided that an Employee who is not a regular, full-time Employee shall become an Eligible Employee upon completion of 1,000 Hours of Service during the twelve consecutive-month period commencing on the date he first performs an Hour of Service or, if such Employee does not complete 1,000 Hours of Service during such 12-month period, during a subsequent Plan Year.
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     2.2  Participation in the Plan is purely voluntary.
Eligible Employees will be provided with a written application for membership and an explanation of the Plan. Each Eligible Employee on or after the Effective Date shall become a Participant as soon as administratively feasible after his completed application, in such form and manner as the Plan Administrator may prescribe, is received by the Plan Administrator. Once an Employee becomes an Eligible Employee, he will continue to be an Eligible Employee until he ceases to be an Employee.
     2.3 A Participant shall continue as such until his Accounts are completely distributed under the Plan or transferred to Plan B pursuant to Section 2.4. Any interest in the Investment Funds of a Participant who retires or otherwise terminates employment with the Employer shall be allowed to remain in the Trust Fund, subject to Article XI.
     2.4 The Accounts of a Participant who becomes represented by a collective bargaining agreement with the Employer shall be transferred to Plan B as soon as administratively feasible. If a participant in Plan B becomes an Eligible Employee, his accounts under Plan B shall be transferred to corresponding Accounts under this Plan and he shall become a Participant in the Plan as of the date of such transfer and shall be eligible to make contributions to the Plan in accordance with Article III as soon as administratively feasible following receipt by the Plan Administrator of his completed application for membership in accordance with Section 2.2.
     2.5 If an Eligible Employee terminates employment with the Employer and is reemployed by the Employer, he shall be an Eligible Employee as of his date of reemployment, and shall participate in the Plan as soon as administratively feasible after applying for membership in accordance with Section 2.2.
                                 ARTICLE III
                         PARTICIPANT CONTRIBUTIONS
     3.1 Subject to Section 3.4 and Articles IV, VI, and VIII, a Participant may elect to make (i) Pre-tax Contributions in an amount ranging from 1% to 10% (in whole percentages) of his Compensation for the Plan Year; (ii) After-tax Contributions in an amount ranging from 1% to 10% (in whole percentages) of his Compensation for the Plan Year; or (iii) a combination of Pre-tax Contributions and After-tax Contributions (in whole percentages), not to exceed, in the aggregate, 20% of his Compensation for the Plan Year.
     3.2 The Employer shall contribute, or have contributed, to the Plan the amount of a Participant's Pre-tax Contributions and After-tax Contributions elected pursuant to Section 3.1. All Pre-tax Contributions, together with any related earnings, shall be credited to the Participant's Pre-tax Contribution Account. All After-tax Contributions, together with any related earnings, shall be credited to the Participant's After-tax Contribution Account.
     3.3 A Participant may discontinue or change the rate of his Pre-tax Contributions or After-tax Contributions, or both, as of any payroll period by providing written notice to the Plan Administrator, in such form and manner as the Plan Administrator may prescribe.
     3.4 Notwithstanding the provisions of Article IV, the maximum amount of Pre-tax Contributions credited to the Pre-tax Contribution Account on behalf of a Participant in any calendar year may not exceed $9,240 (as may be adjusted by the Secretary of the Treasury), and any Pre-tax Contributions made to the Pre-tax Contribution Account in excess of such amount, plus any related earnings on such excess amount, shall be distributed to the Participant no later than April 15 following the close of the calendar year in which such excess Pre-tax Contributions are made.
                                 ARTICLE IV
                        ACTUAL DEFERRAL PERCENTAGE
     4.1 (a) If the actual deferral percentage (as defined in paragraph (c) below) of Compensation for Participants who are Highly Compensated Employees is more than the amount permitted under the deferral limitations set forth in paragraph (b) below, there shall be a reduction in the portion of the Pre-tax Contributions credited to the Pre-tax Contribution Accounts of those Participants who are Highly Compensated Employees and who elected to contribute at the highest Pre-tax Contribution percentage rate, such that the deferral limitations are satisfied. The Employer shall distribute to such Participants any excess Pre-tax Contributions, and any related earnings, no later than 2 1/2 months following the Plan Year in which such excess Pre-tax Contributions are made. Excess Pre-tax Contributions shall be treated as annual additions for purposes of Section 8.1. In addition, if the Employer determines that Pre-tax Contributions would be in excess of the deferral limitations set forth in paragraph (b) below, the Employer may in its sole discretion suspend, in whole or in part, Pre-tax Contributions to the Plan made on behalf of Participants who are Highly Compensated Employees (in which case the amounts which would ordinarily be deferred in a payroll period shall be paid directly to such Participants).
          (b) The actual deferral percentage for any Plan Year beginning on or after the Effective Date of all Eligible Employees who are Highly Compensated Employees shall not exceed, alternatively: (A) 125% of the actual deferral percentage for all Eligible Employees who are not Highly Compensated Employees; or (B) 200% of the actual deferral percentage for Eligible Employees who are not Highly Compensated Employees, provided that the actual deferral percentage for all Eligible Employees who are Highly Compensated Employees does not exceed the actual deferral percentage for all other Eligible Employees by more than 2%, or such other amount that the Secretary of the Treasury shall prescribe.
          (c) For purposes of this Section 4.1, the actual deferral percentage for a specified group of Participants for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group, of (i) the amount of Pre-tax Contributions to the Pre-tax Contribution Account and Matching Contributions to the Employer Matching Account (to the extent taken into account for purposes of the actual deferral percentage test) made on behalf of each Eligible Employee for such Plan Year to (ii) the Eligible Employee's Compensation for such Plan Year. However, for purposes of determining the actual deferral percentage for a Plan Year of one of the ten most highly-paid Highly Compensated Employees, the Pre-tax Contributions (and Matching Contributions, if treated as Pre-tax Contributions for purposes of the actual deferral percentage test) and Compensation of such Highly Compensated Employee shall include the Pre-tax Contributions (and Matching Contributions, if treated as Pre-tax Contributions for purposes of the actual deferral percentage test) and Compensation for the Plan Year of "family members" (as defined in Code section 414(q)(6)). "Family members," with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the actual deferral percentage both for Eligible Employees who are not Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees. In addition, for purposes of determining the actual deferral percentage test, Pre-tax Contributions and Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.
          (d) The Employer may, to the extent permitted under Treasury Regulations section 1.401(k)-1(f)(3), recharacterize as After-tax Contributions for such Plan Year all or a portion of the Pre-tax Contributions for Participants who are Highly Compensated Employees to the extent necessary to comply with the limitations set forth in paragraph (b) above. The amount of excess Pre-tax Contributions to be recharacterized or distributed with respect to a Participant for the Plan Year shall be reduced by any excess deferrals previously distributed to such Participant under Section 3.4 for the Participant's taxable year ending with or within such Plan Year.
          (e) The actual deferral percentage for any Participant who is a Highly Compensated Employee in the Plan Year who is eligible to have Pre-tax Contributions made on his behalf under two or more arrangements described in Code section 401(k) that are maintained by the Employer shall be determined as if such Pre-tax Contributions were made under a single arrangement.
          (f)  If a reduction in the amount of Pre-tax
Contributions on behalf of a Participant is required because of the application of paragraph (a) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.
          (g) If a distribution of excess Pre-tax Contributions (and related earnings) is required because of the application of paragraph (a) above, the Employer shall withhold any taxes required by law on such distribution.
          (h) In the event the Employer is required to reduce the Pre-tax Contributions made on behalf of a Participant as a result of the application of the provisions of paragraph (a) above, the Matching Contributions under Section 5.1 made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of Pre-tax Contributions.
                                 ARTICLE V
                          MATCHING CONTRIBUTIONS
     5.1 Subject to the provisions of Articles VI and VII, the Employer shall contribute to the Plan on behalf of each Participant an amount equal to the lesser of (i) 50% of the first 6% of such Participant's Pre-tax Contributions made pursuant to
Section 3.1, or (ii) 3% of such Participant's Compensation. Matching Contributions and related earnings shall be credited to the Participant's Employer Matching Account.
                                ARTICLE VI
                      AVERAGE CONTRIBUTION PERCENTAGE
     6.1 (a) If the contribution percentage (as defined in paragraph (c) below) of Compensation for Participants who are Highly Compensated Employees is more than the amount permitted under the special limitations set forth in paragraph (b) below, there shall be a reduction in the After-tax Contributions credited to the After-tax Contribution Accounts and the Matching Contributions credited to the Employer Matching Accounts of those Participants who are Highly Compensated Employees on the basis of the respective portions of such amounts attributable to each such Participant so that such special limitations are satisfied. Any excess After-tax Contributions or Matching Contributions made to the Plan, plus any related earnings, shall be distributed to such Participants no later than 2 1/2 months following the Plan Year in which such excess After-tax Contributions or Matching Contributions are made. Excess After-tax Contributions shall be treated as annual additions for purpose of Section 8.1. In addition, if the Employer determines that After-tax Contributions or Matching Contributions would be in excess of the special limitations set forth in paragraph (b) below, the Employer may, in its sole discretion, suspend, in whole or in part, After-tax Contributions or Pre-tax Contributions to the Plan made on behalf of Participants who are Highly Compensated Employees and, therefore, related Matching Contributions with respect to such Participants (in which case the Pre-tax Contributions that would ordinarily be contributed to the Plan on such Participants' behalf in a payroll period shall be paid directly to such Participants).
          (b) The contribution percentage for any Plan Year of all Eligible Employees who are Highly Compensated Employees shall not exceed, alternatively: (A) 125% of the contribution percentage for all Eligible Employees who are not Highly Compensated Employees, or (B) 200% of the contribution percentage for Eligible Employees who are not Highly Compensated Employees, provided that the contribution percentage for Eligible Employees who are Highly Compensated Employees does not exceed the contribution percentage for all other Eligible Employees by more than 2%, or such other amount that the Secretary of the Treasury shall prescribe.
          (c) For purposes of this Section 6.1, the average contribution percentage for a specified group of Participants for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group of (i) the amount of After-tax Contributions to the After-tax Contribution Account and the amount of Matching Contributions to the Employer Matching Account (to the extent not taken into account for purposes of the actual deferral percentage test) made on behalf of each Eligible Employee for such Plan Year to (ii) the Eligible Employee's Compensation for such Plan Year. However, for purposes of determining the average contribution percentage for a Plan Year of one of the ten most highly-paid Highly Compensated Employees, the Matching Contributions (to the extent not taken into account for purposes of the actual deferral percentage test) and Compensation of such Highly Compensated Employee shall include the Matching Contributions (to the extent not taken into account for purposes of the actual deferral percentage test) and Compensation for the Plan Year of "family members" (as defined in Code section 414(q)(6)). "Family members," with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the average contribution percentage both for Eligible Employees who are not Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees. In addition, for purposes of determining the contribution percentage test, Matching Contributions will be considered made for a Plan Year if made before the last day of 12-month period immediately following the Plan Year to which contributions relate.
          (d) The average contribution percentage for any Participant who is a Highly Compensated Employee in the Plan Year who is eligible to make After-tax Contributions under two or more arrangements described in Code section 401(m) that are maintained by the Employer shall be determined as if such After-tax Contributions were made under a single arrangement.
          (e) If a reduction in the amount of After-tax Contributions or Pre-tax Contributions on behalf of a Participant is required because of the application of paragraph (a) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.
          (f) If a distribution of excess Matching Contributions (and related earnings) is required because of the application of
(a) above, the Employer shall withhold any taxes required by law on such distribution.
          (g) In the event the Employer is required to reduce the Pre-tax Contributions made on behalf of a Participant as a result of the application of the provisions of paragraph (a) above, the Matching Contributions under Section 5.1 made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of Pre-tax Contributions.
     6.2 If both the actual deferral percentage and the average contribution percentage of the Highly Compensated Employees exceeds 1.25 multiplied by the actual deferral percentage and average contribution percentage of the non-Highly Compensated Employees, multiple use will occur. In the event of multiple use, if one or more Highly Compensated Employees participate in a plan(s) subject to both the actual deferral percentage and average contribution percentage tests and the sum of the two percentages of those Highly Compensated Employees subject to either or both tests exceeds the "aggregate limit," then the average contribution percentage of those Highly Compensated Employees who also participate in a salary deferral arrangement will be reduced (beginning with the Highly Compensated Employee whose average contribution percentage is the highest) so that the limit is not exceeded. For the purposes of this Section, "aggregate limit" shall mean the sum of (i) 125% of the greater of the actual deferral percentage or the average contribution percentage for non-Highly Compensated Employees for the Plan Year and (ii) the lesser of 200% of, or two plus, the smaller of such actual deferral percentage or average contribution percentage.
                                 ARTICLE VII
                 ROLLOVER CONTRIBUTIONS; DIRECT TRANSFERS
     7.1 Subject to the provisions of the Plan and to rules of uniform application to be promulgated by the Plan Administrator, and in addition to any contributions to the Plan made in accordance with Article III, a Participant may make a contribution to the Plan, in cash, of any amount received from a qualified plan meeting the requirements of Code sections 401(a) and 401(k) (i) which is attributable to pre-tax contributions, and related earnings, or employer matching contributions, and related earnings, or earnings on after-tax contributions, and
(ii) which qualifies as a "rollover amount", "rollover contribution" or "eligible rollover distribution" under Code section 401(a)(31), 402(c), 403(a)(4) or 408(d)(3).  A
Participant who wishes to make such a contribution shall timely file with the Plan Administrator, in such form and manner as the Plan Administrator may prescribe, a written notice requesting approval for such contribution, affirming that his contribution qualifies as a rollover amount, rollover contribution or eligible rollover distribution. Investment of such contribution, as between or among the Investment Funds, as applicable, shall be as directed by the Participant in accordance with the provisions of Sections 12.3 and 12.4. The Plan Administrator shall direct the Trustee as to the manner in which the contribution is to be invested. In addition to the written notice required under this
Section 7.1, the Plan Administrator may require such further documentation from the Participant, or the applicable trustee, plan sponsor, custodian or other appropriate person, as evidence of the contribution constituting a rollover amount, rollover contribution or eligible rollover distribution, and until such written notice and documentary evidence satisfactory to the Plan Administrator have been so provided, the Plan Administrator shall not approve such contribution to the Plan. The Plan Administrator shall be fully protected in relying on such written and documentary evidence presented by or on behalf of the Participant. Contributions made by the Participant pursuant to this Section 7.1 shall be credited to the Participant's Rollover Account.
     7.2 Subject to Section 2.4, other applicable provisions of the Plan and to rules of uniform application to be promulgated by the Plan Administrator, and in addition to contributions to the Plan in accordance with Article III and Section 7.1, a Participant may have transferred directly to the Plan on his behalf his accrued benefit in another employee benefit plan qualified under Code sections 401(a) and 401(k), provided such plan is not required to provide automatic survivor benefits (such as a defined benefit plan or money purchase plan or the transferee plan of any such plan). A Participant who wishes to have such amount transferred shall timely file with the Plan Administrator a written notice, in such form and manner as the Plan Administrator may prescribe, requesting approval for such transfer, affirming that the transfer is from a tax-qualified plan. Such transfer shall be effected directly from the transferor plan without distribution to the Participant, as soon as practicable after receipt of such notice by the Plan Administrator. Investment of such transferred amount, as between or among the Investment Funds, as applicable, shall be as directed by the Participant in accordance with the provisions of Sections 12.3 and 12.4. In addition to the written notice required under this Section 7.2, the Plan Administrator may require such further documentation from the Participant, or the applicable trustee, plan sponsor, custodian or other appropriate person, as evidence of the transfer being from a plan qualified under Code sections 401(a) and 401(k), and until such written notice and documentary evidence satisfactory to the Plan Administrator have been so provided, the Plan Administrator shall not approve such transfer to the Plan. The Plan Administrator shall be fully protected in relying on such written and documentary evidence presented by or on behalf of the Participant. Transfers made by the Participant pursuant to this
Section 7.2 shall be credited to the Participant's Rollover
Account.
                                ARTICLE VIII
                         CONTRIBUTION LIMITATIONS
     8.1 (a) Any provision of the Plan to the contrary notwithstanding, no contributions or other annual additions to a Participant's interest in the Trust Fund will be made in any Plan Year in excess of the lesser of $30,000 or 25% of the Participant's compensation (within the meaning of Code section 415(c)(3)). The $30,000 amount may be adjusted by the Secretary of the Treasury.
          (b) Any provision of the Plan to the contrary notwithstanding, in the case of a Participant who is a participant in a defined benefit plan of the Employer, his maximum annual additions shall not exceed the amount which will result in a defined contribution plan fraction which when added to the defined benefit plan fraction of such Participant will exceed 1.0 for any Plan Year.
          (c) For purposes of applying this Section 8.1, all defined benefit plans of the Company and its Affiliates, and all defined contribution plans of the Company and its Affiliates, including the Plan, shall be combined or aggregated and the maximum benefit or annual additions limitation shall be determined on the basis of a Participant's annual additions and benefits under all such plans.
          (d) For purposes of this Section 8.1, (i) a defined contribution plan means a plan described in Code section 414(i);
(ii) a defined benefit plan means a plan described in Code
section 414(j); however, in the case of a defined benefit plan which provides a benefit derived from employer contributions which is based partly on the balance of the separate account of a participant, such plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; (iii) the de-fined benefit plan fraction for a Participant shall be a fraction the numerator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect for the plan, or
(b) the product of 1.4 multiplied by the amount equal to 100% of the Participant's average compensation for his high three years projected annual benefit under the plan, if such plan provided the maximum benefit allowed by law; (iv) the defined contribution plan fraction for a Participant shall be a fraction the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans of the Company and its Affiliates (as determined in accordance with Code section 415(h)) and the denominator of which is the sum of the lesser of the following amounts for such Plan Year and for each prior Plan
Year: (a) the product of 1.25 multiplied by the dollar limitation in effect for such Plan Year, or (b) the product of
1.4 multiplied by the 25% of Participant's compensation (within the meaning of Code section 415(c)(3)); and (v) annual addition means for any Plan Year (A) Employer contributions, (B) Employee contributions, (C) forfeitures, if any, (D) amounts allocated to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, and (E) amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer.
                                 ARTICLE IX
                             ACCOUNTS; VESTING
     9.1 As appropriate, the Plan Administrator shall maintain the following individual Plan Accounts on behalf of each
Participant:
          (i) After-tax Contribution Account, credited with After-tax Contributions made pursuant to Section 3.1, and related earnings;

         (ii)  Employer Matching Account, credited with Matching
     Contributions made pursuant to Section 5.1, and related earnings;

        (iii) Pre-tax Contribution Account, credited with Pre-tax Contributions made pursuant to Section 3.1, and related earnings; and

         (iv) Rollover Account, credited with rollover contributions made pursuant to Section 7.1, amounts transferred pursuant to Section 4.2, and related earnings.

     9.2 A Participant's interest in each of his Accounts shall be fully vested at all times.
                                 ARTICLE X
                                WITHDRAWALS
     10.1 A Participant may elect to withdraw, once each calendar quarter, all or a portion of his After-tax Contributions and related earnings credited to his After-tax Contribution Account by providing written notice to the Plan Administrator, in such form and manner as the Plan Administrator may prescribe.
     10.2 Upon written application to the Plan Administrator, in such form and manner as the Plan Administrator may prescribe, a Participant who is an Employee and has attained age 59 1/2 may make a withdrawal in cash from any or all of his Accounts.
     10.3 (a) Upon written application of a Participant to the Committee, in such form and manner as the Committee may prescribe, the Committee shall determine whether the Participant is entitled to make a hardship withdrawal of Pre-tax Contributions credited to his Pre-tax Contribution Account, subject to the provisions of this Section 10.3. A hardship entitling a Participant to make a withdrawal will exist if the Committee determines that the Participant has an immediate and heavy financial need. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from reserves or other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee in accordance with uniform and nondiscriminatory standards established by the Committee. In no event may the amount of such hardship withdrawal exceed the amount necessary to constitute security for repayment of any outstanding loan made pursuant to Article XIII.
          (b)  For purposes of this Section 10.3:
               (i) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of
          (1) medical expenses described in Code section 213(d) incurred by the Participant, his spouse, or any dependents (as defined in Code section 152(a)) or necessary for these persons to obtain medical care described in Code section 213(d); (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, or any dependents; (4) the need to prevent the eviction of the Participant from, or the foreclosure on the mortgage of, the Participant's principal residence; or (5) other events or conditions as prescribed or permitted by the Internal Revenue Service through publication of documents of general applicability;

              (ii) In addition to the events described in (b)(i) above, the Committee may determine on a nondiscriminatory basis other events or conditions which establish a Participant's immediate and heavy financial need;

             (iii) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant if (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (such amount may include any amount necessary to pay any Federal, state or local taxes or penalties reasonably anticipated to result from the distribution) and (2) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans available under the Plan and any other plan maintained by the Employer in which the Participant participates; and

              (iv)  A Participant who receives a hardship
          withdrawal in accordance with this Section shall have all before-tax and after-tax contributions to the Plan and all other Plans of the Employer suspended for 12 months after receipt of the hardship withdrawal; the maximum amount of Pre-tax Contributions which a Participant may have credited to his Pre-tax Contribution Account in the tax year following the tax year in which he receives a hardship withdrawal shall be the applicable amount described in Section 3.4 for such tax year reduced by the amount of Pre-tax Contributions credited to his Pre-tax Contribution Account in the tax year in which he receives the hardship withdrawal.
     10.4 As soon as administratively feasible after the date as of which a Participant has elected to make a withdrawal in accordance with this Article X, the Plan Administrator shall direct the Trustee to effect such withdrawal. The withdrawal shall be made from the Investment Funds in which the Participant's Accounts are invested in accordance with the provisions of Section A.3 of Appendix A.
                                ARTICLE XI
                               DISTRIBUTIONS
     11.1 The entire interest of a Participant in his Pre-tax Contribution Account, Employer Matching Account and Rollover Account, as applicable, shall become payable upon any of the following events:
          (i) the Participant's retirement on his Early Retirement Date, Disability Retirement Date or on or after his Normal Retirement Date;

          (ii)      death;

          (iii) other termination of employment with the Employer;

          (iv)      the Participant's attainment of age 59 1/2;
                    or

          (v) financial hardship, but only to the extent provided under Section 10.3.

          Distributions shall be valued as of the date of

liquidation of the applicable Investment Funds.

     11.2 Upon attainment of age 59 1/2 or termination of employment with the Employer for any reason, a Participant (or his Beneficiary in the event of death) may elect distribution of his Accounts by providing written notice to the Plan Administrator, in such form and manner as the Plan Administrator may prescribe.
          If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations section 1.411(a)-11(c) is given, provided that:
(1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.
     11.3 If at termination of employment for any reason the value of a Participant's Accounts does not exceed $3,500, his Accounts shall be distributed in a single sum in cash. If at termination of employment for any reason the value of a Participant's Accounts exceeds $3,500, the Participant (or his Beneficiary) may elect (i) to receive a single sum distribution of his Accounts in cash, or (ii) to receive distribution of his Accounts in approximately equal installments over an adjustable or fixed period if such payments do not constitute an annuity within the meaning of ERISA section 205 and Code section 401(a); provided that installment payments under clause (ii) above shall be made no less frequently than annually nor more frequently than quarterly; and provided further, that a Participant (or his Beneficiary) who has elected a distribution pursuant to clause
(ii) above may take a single sum distribution of all or any portion of the balance remaining in his Accounts at any time during the installment period. Distributions under (ii) above shall be drawn from the Investment Funds in which the Participant's Accounts are invested in the same manner as withdrawals (as described in Section A.3 of Appendix A); provided, however, that the Participant's After-tax Contribution Account shall be distributed first, followed by his Rollover Account, his Pre-tax Contribution Account and then his Employer Matching Account, as applicable. Notwithstanding the foregoing provisions of Section 11.2 or this Section 11.3, if the value of a Participant's Accounts exceeds $3,500, distribution shall not be made prior to the Participant's attainment of age 65 without the written consent of the Participant (or his surviving spouse).
          Notwithstanding any other provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 11.3, the following definitions apply:
          "Eligible rollover distribution" is any
          distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          "Eligible retirement plan" is an individual retirement account described in Code section
          408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section
          401(a), that accepts the distributee's
          eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          "Distributee" includes an Employee or former
          Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          "Direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.
     11.4 Except as otherwise required under Sections 11.2 and 11.3, all payments due under this Article XI shall commence no later than 60 days following the close of the Plan Year in which the latest of the following occurs:
          (a)  the attainment by the Participant of age 65;

          (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan;
               or

          (c) the termination of the Participant's employment with the Employer.

    11.5 Any other provision of the Plan to the contrary notwithstanding, payment of a benefit under the Plan to a Participant shall commence no later than the April 1st next following the Plan Year in which the Participant attains age
70 1/2.
     11.6 A Participant may, prior to termination of his employ-ment with the Employer, designate a Beneficiary to whom distribu-tion of his interest in the Trust Fund shall be paid in the event of his death prior to the full receipt of such interest; pro-vided, however, that in the event the Participant is married on the date of his death, such Beneficiary shall be deemed to be the Participant's surviving spouse. The Participant may elect to change or revoke his designated Beneficiary at any time; pro-vided, however, that in the event prior to such change or revoca-tion such Beneficiary is the Participant's surviving spouse, such election shall not be effective unless such surviving spouse provides written consent which acknowledges the effect of such election and is witnessed by a notary public. The affirmative designation of any Beneficiary and any elected change or revocation thereof by a Participant shall be made on forms provided by the Plan Administrator and shall not in any event be effective unless and until filed with the Plan Administrator. If no designated or deemed Beneficiary survives the Participant, or if an unmarried Participant fails to designate a Beneficiary under the Plan, the amount payable upon the death of the Participant shall be paid to his estate.
     11.7  Notwithstanding the foregoing provisions of this
Article XI, a Participant entitled to a distribution under the Plan may instruct the Plan Administrator, in such form and manner as the Plan Administrator may prescribe, to have all or a portion of the amount of such distribution transferred directly from the Trust Fund to a tax-qualified plan of another employer, an individual retirement account or an individual retirement annuity.
                                 ARTICLE XII
                            INVESTMENT OF FUNDS
     12.1 The Employer each pay period will transfer over to the Trustee, or its delegate, contributions made to the Plan to be held in trust and invested as provided herein and in the Trust Agreement.
     12.2 The Trust Fund will be invested in the Investment Funds set forth in Appendix A.
     12.3 Matching contributions will be invested exclusively in the Custom Stable Value Fund as described in Appendix A. Each Participant will designate the proportion of the balance of his Pre-tax Contribution Account and After-tax Contribution Account, as applicable (expressed as a percentage in multiples of 1%) to be invested in each Investment Fund. Such designation may be changed at any time by giving advance written notice to the Plan Administrator, or its agent, in such form and manner as the Plan Administrator may prescribe, except that the change shall apply only to the Participant's future contributions. If no designation is made, the Participants' Accounts shall be invested in accordance with the provisions in Appendix A. A Participant may also transfer the amount equivalent, in dollars, to his interest or any partial interest from one Investment Fund to the other at any time.
     12.4 Each Participant shall have an interest in each Investment Fund in which he has elected to have invested all or any part of his Pre-tax and After-tax Contributions under Section 3.1, his Matching Contributions under Section 5.1 and his rollover contributions under Section 7.1 and transferred amounts under Section 7.2. His interest at any time in the Investment Funds shall be equal to the sum of such contributions and transferred amounts, adjusted from time to time to reflect his proportionate share of the income and losses realized by such Investment Funds and of the net appreciation or depreciation in the value of such Investment Funds.
     12.5 As of each Valuation Date, the Plan Administrator shall ascertain from the Trustee the value of each Investment Fund and shall on such basis determine the value of the interests of Participants. Each Participant will be furnished a statement of his Accounts at least annually.
                                ARTICLE XIII
                                   LOANS
     13.1 The Committee, subject to approval of the Board of Directors, may establish a loan program under the Plan. Such program, upon implementation, shall provide that upon written application to the Committee, in such form and manner as the Committee may prescribe, a Participant shall be permitted to borrow from his Accounts in accordance with criteria established by the Committee on a uniform and nondiscriminatory basis. In general, a Participant shall be permitted to have no more than one loan outstanding at one time; however, the Committee may permit a second loan based on uniform and nondiscriminatory criteria. Any such loan(s) shall be evidenced by a promissory note.
     13.2 The minimum amount that a Participant shall be per-mitted to borrow is $1,000. The maximum amount that a Participant shall be permitted to borrow under this Plan is the lesser of (i) 50% of the aggregate of such Participant's Accounts (reduced by the balance of any amounts which remain outstanding under a Plan loan); or (ii) $50,000, reduced by the excess, if any, of the highest outstanding balance of any prior Plan loan(s) during the twelve-month period ending on the day before the date the Plan loan is made over the outstanding balance of the Plan loan on the date the loan is made.
     13.3 Each loan shall be repaid by the Participant through equal payroll deductions, on a level amortization basis, commencing with the date of the loan, over a period of at least 12 and not more than 60 months. Notwithstanding the preceding sentence, the Committee may permit repayment of a loan over a period in excess of five years when the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant. Interest on loans shall be charged at a reasonable rate, as determined by the Committee, and shall be commensurate with the prevailing interest rate being charged for similarly secured loans by entities in the business of lending money. Such rate will remain fixed for the term of the loan. A Participant may prepay the entire balance of his loan at any time without penalty.
     13.4 The amount of the loan shall be drawn from the Investment Funds in which the Participant's After-tax Contribution Account, Rollover Account, Pre-tax Contribution Account and Employer Matching Account are invested in the same manner as withdrawals (as described in Section A.3 of Appendix
A). As the loan is repaid, the principal and interest shall be restored on a pro rata basis to the Participant's Accounts from which the loan was made and the payment will be allocated to the Investment Funds currently being used by the Participant.
     13.5 No distribution to a Participant pursuant to Articles X or XI (other than Section 10.3) shall be made until the outstanding balance of any loan plus interest thereon is repaid in full. A distribution from a Participant's Pre-tax Contribution Account by reason of financial hardship pursuant to
Section 10.3 shall not be made if such distribution would cause the amount necessary to constitute security for repayment of any outstanding loan pursuant to this Article XIII to be less than 50% of the accrued balance in the Accounts of such Participant.
     13.6 The Committee shall require that a Participant's accrued account balance in his After-tax Contribution Account constitute, to the extent necessary, security for repayment of the loan. In the event a Participant's accrued account balance in his After-tax Contribution Account is less than the amount of the loan, the Committee shall require that the Participant's accrued account balance in his Rollover Account, his Pre-tax Contribution Account and then his Employer Matching Account constitute security for the loan. If a loan is in default, the unpaid balance of the loan, together with interest thereon, shall be deducted from his Accounts on a pro rata basis, to the extent each Account constitutes security for the loan. In no event shall such deduction occur prior to the time the Participant is entitled to a distribution under Article XI.
     13.7 All loans granted under this Article XIII shall be granted in a uniform and nondiscriminatory manner.
                                ARTICLE XIV
                              ADMINISTRATION
     14.1 The Board of Directors, or its delegate, shall appoint the Plan Administrator and "named fiduciary," within the meaning of ERISA section 402(a), responsible for the administration and day-to-day operation of the Plan.
     14.2 The Plan Administrator shall establish uniform rules and procedures for the proper administration of the Plan. It shall have the exclusive power to interpret the Plan in a uniform and nondiscriminatory manner, and its determinations shall be conclusive and binding upon all persons.
     14.3 The Board of Directors, or its delegate, shall appoint a Committee, responsible for implementing access to hardship withdrawals, improvements to the Plan and establishing a funding policy, in consultation with the Board of Directors, consistent with the objectives of the Plan and of the corresponding trust. Members of the Committee shall serve as such without compensation but the proper expenses of the Committee, including the compensation of its duly appointed agents, shall be paid by the Company. All expenses attributable to the administration of the Plan and the expenses of the Trustee shall be paid out of the Trust Fund except to the extent paid by the Employer.
     14.4 The Company, the Board of Directors and its delegates, the Plan Administrator and the Committee shall have the power to assign or delegate any of their respective responsibilities to subcommittees, members of the Committee or other agents and may designate one or more subcommittees or other persons to carry out any of its responsibilities.
     14.5 The Company, the Plan Administrator and the Committee may employ such agents and such clerical and other services as it may deem advisable in carrying out the provisions of the Plan, and may consult with counsel, who may be counsel for the Company.
     14.6 Any person who believes that he is entitled to benefits under the Plan may file a claim for such benefits. The Plan Administrator may require claims for benefits to be filed in writing, on such forms and containing such information as it may deem necessary. Adequate notice shall be provided in writing to any person whose claim for benefits under the Plan has been wholly or partially denied. Such notice shall set forth the specific reason for such denial and specific reference to the pertinent Plan provisions on which the denial is based. Such notice shall be written in a manner calculated to be understood by the claimant and shall afford reasonable opportunity to the claimant whose claim for benefits has been denied for a full and fair review by the Plan Administrator of the decision denying the claim.
                                ARTICLE XV
                                  TRUSTEE
     15.1 All assets of the Plan shall be held pursuant to a Trust Agreement between a Trustee, designated by the Board of Directors or its delegate, and the Company. The Trust Agreement shall provide, among other things, for a Trust Fund, to be administered by the Trustee, to which all contributions shall be paid, and the Trustee shall have such rights, powers and duties as shall be set forth therein. All assets of the Trust Fund shall be held, invested and reinvested in accordance with the provisions of the Trust Agreement.
     15.2 All Employer contributions to the Plan are expressly conditioned upon being deductible under Code section 404(a). At no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries shall any part of the assets of the Plan be used for or diverted to purposes other than for the exclusive benefit of such persons; provided, however, Employer contributions may be returned to the Employer (a) within one year after the payment of a contribution, if made by the Employer by reason of a mistake of fact, or (b) within one year of the disallowance of a deduction, to the extent a deduction is disallowed, if a contribution is conditioned upon its deductibility under Code section 404(a).
     15.3 All disbursements by the Trustee, except for the ordinary expenses of the administration of the Trust Fund, and settlement of duly authorized investment transactions for the account of the Trust Fund, shall be made upon the written instructions of the Plan Administrator.
                                ARTICLE XVI
                         TERMINATION AND AMENDMENT
     16.1 The Company expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations.
     16.2 The Board of Directors, by adoption of resolutions, may terminate the Plan for any reason at any time. If the Plan shall be terminated, the Trustee shall continue to hold, invest and administer the Trust Fund in accordance with the provisions of the Trust Agreement and shall make distributions therefrom in accordance with the provisions of the Plan, as then in effect, pursuant to instructions filed with the Trustee by the Company upon such termination or from time to time thereafter. Upon a complete discontinuance of contributions, or upon termination or partial termination of the Plan, each affected Participant or Beneficiary shall continue to have a nonforfeitable interest in his Accounts in the Plan.
     16.3 The Board of Directors, by adoption of resolutions, may modify or amend in whole or in part any or all of the provisions of the Plan; provided, however, that no amendment shall reduce the vested percentage of a Participant's accrued benefit derived from Employer contributions below the vested percentage thereof on the date such amendment is adopted or becomes effective, whichever is later; and provided further, that no amendment shall decrease the accrued benefit of a Participant. In the event that the vesting provisions are amended, a Participant with at least 3 Years of Service shall have the right to elect, within a specified period, to have his nonforfeitable percentage computed under this Plan without regard to such amendment.
                               ARTICLE XVII
                               MISCELLANEOUS
     17.1 Participation in the Plan shall have no effect upon the employment status of any Employee.
     17.2 All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Employer assumes no liability or responsibility with respect to such payments.
     17.3 In the event of any merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any other plan, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation, or transfer (computed as if such other plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolida-tion, or transfer (computed as if the Plan had then terminated).
     17.4 Except as otherwise provided by law or the issuance of a "qualified domestic relations order" (within the meaning of Code section 414(p)), no person shall have the right to assign, alienate, transfer, hypothecate or otherwise subject to lien his interest in or his benefit under the Plan, nor shall benefits under the Plan be subject to the claims of any creditor. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of an Employee's benefits under the Plan earlier than the "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code), the establishment or acknowledgment of the alternate payee's right to benefits under the Plan in accord-ance with the terms of such qualified domestic relations order shall be deemed to be consistent with the terms of the Plan; provided that nothing in this provision shall allow a Participant to receive a distribution as of a date earlier than otherwise permitted under the terms of the Plan, nor shall the alternate payee be allowed to receive a form of benefit payment not otherwise permitted under the terms of the Plan.
   17.5 The Plan Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as Plan Administrator except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Plan Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation.
Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Plan Administrator may be entitled pursuant to the by-laws of the Employer. Service as a Plan Administrator shall be deemed in partial fulfillment of the Plan Administrator's function as an employee, officer and/or director of the Employer, if he serves in that capacity as well as in the role of Plan Administrator.
     17.6 The Company, the Board of Directors, the Plan Administrator, the Committee (including any subcommittees, individual members and the secretary thereof), the Trustee, and any person who is deemed to be a fiduciary under the Plan, shall not be liable for a breach of fiduciary responsibility of another fiduciary under the Plan except to the extent (a) it shall have participated knowingly in, or knowingly undertaken to conceal, an act or omission of such fiduciary, knowing such act or omission was a breach of such fiduciary's responsibilities, (b) it shall have, through a breach of its fiduciary responsibilities, enabled such fiduciary to commit a breach of its fiduciary responsibilities, or (c) it shall have knowledge of a breach of fiduciary responsibilities by such fiduciary, unless it has made reasonable efforts to remedy the breach.
     17.7 The Company, the Board of Directors, the Plan Administrator and the Committee (including any subcommittees, individual members and the secretary thereof) shall not be liable for the acts or omissions of (a) any person or persons to whom any authority, power or responsibility has been allocated pursuant to Section 14.4 or (b) any person or persons who have been designated to carry out any such authority, power or responsibility pursuant to Section 14.4 except to the extent (i) it shall have violated its fiduciary responsibilities with respect to (A) such allocation or designation, (B) the establishment or implementation of the allocation or designation procedures of Section 14.4 or (C) the continuation of any such allocation or designation, or (ii) it would otherwise be liable under Section 17.5.
     17.8 If the Plan Administrator determines that any person to whom a payment is due hereunder is incompetent by reason of physical or mental disability, the Plan Administrator shall have the power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Plan Administrator or the Trustee to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Plan Administrator, the Trustee and the Trust Fund.
     17.9 The Plan shall be construed and enforced in accordance with the laws of the State of New Jersey, except to the extent preempted by the laws of the United States.
                               ARTICLE XVIII
                           TOP HEAVY PROVISIONS
          The provisions of this Article XVIII shall become applicable only under the circumstances described thereunder.
     18.1 For purposes of this Article XVIII, the Plan shall be "top heavy" if, as of the determination date (the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such year), the present value of the cumulative account balances for "key employees," as defined in Code section 416(i)(1), under the Plan and all other plans in the "aggregation group," as defined in Code section 416(g)(2)(A), exceeds 60% of the present value of the cumulative account balances under all such plans for all Employees determined as of the applicable "valuation date." For purposes of this Article XVIII, "valuation date" shall mean the most recent Valuation Date within a 12-month period ending on the determination date. The present value of such account balances shall be computed in accordance with Code section 416(g), and the above percentage ratio shall be determined by a fraction, the numerator of which is the sum of the present value of the account balances of key employees under the Plan and all other plans in the aggregation group, and the denominator of which is the sum of the present value of the account balances under all such plans, including the Plan, for all Employees. If an individual has not performed any service for the Employer at any time during the five-year period ending on a determination date, any accrued benefit of such individual shall not be taken into account.
     18.2 The following provisions shall be applicable to members only for any Plan Year with respect to which the Plan is top heavy:
          (a) Notwithstanding Article V, the Employer shall make a special contribution on behalf of each non-key employee who has satisfied the eligibility requirements of the Plan, whether or not a Participant in the Plan and who is in service at the end of the Plan Year, with respect to such Plan Year in an amount which equals the lesser of (i) 3% of his compensation (as defined in Code section 414(s), or, to the extent required by the Code and Treasury Regulations section 1.415-2(d)) or (ii) the highest per-centage of compensation provided under the Plan for any key employee for such Plan Year. Any such special Employer contribution shall be credited to such Participant's Employer Matching Account. Notwithstanding the foregoing provisions of this Section 18.2(a), if a Participant in the Plan is also a participant in any defined benefit plan of the Employer, then for each Plan Year with respect to which the Plan is top heavy, such Participant's accrual of a minimum benefit under such defined benefit plan in accordance with Code section 416(c)(1) shall be deemed to satisfy the special Employer contribution requirement of this Section 18.2(a). Employer contributions resulting from Pre-tax Contributions or Matching Contributions shall not be counted towards meeting the minimum required allocations under this Section.
          (b) Notwithstanding the provisions of Section 8.1, if during any Plan Year an Employee participates in both a defined contribution plan and a defined benefit plan maintained by the Company which comprise a "top heavy group," as defined in Code section 416(g)(2)(B), the denominators of the defined benefit plan fraction and the defined contribution plan fraction, as described in Section 8.1(d), shall be calculated by substituting "1.0" for "1.25" each place it appears in such Section; provided, however, that this Section 18.2(b) shall not apply with respect to a plan in the top heavy group if (i) such plan would satisfy the requirements of Code section 416(h)(2)(A) and (ii) the aggregate accrued benefits and cumulative account balances of key employees under all plans in the top heavy group do not exceed 90% of the aggregate accrued benefits and cumulative account balances under all such plans for all Employees.
          IN WITNESS WHEREOF, and as evidence of the adoption of this amendment and restatement of the Plan, the Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed this 15th day of December, 1994.
                                   ATLANTIC CITY ELECTRIC COMPANY



Attest:                            By:/s/ J. G. Salomone
                                      Senior Vice President-
                                      Finance & Administration
/s/ L. M. Walters
Secretary

(Corporate Seal)

                                APPENDIX A
                             INVESTMENT FUNDS
          This Appendix A shall be incorporated in, and be deemed
an integral part of, the Plan. Terms used in this Appendix A shall have the same meanings as ascribed in the Plan document, unless the context otherwise clearly requires.
          A.1 The Accounts of a Participant shall be invested in one or more of the following Investment Funds, in accordance with the election of the Participant pursuant to Section 12.3 of the
Plan:

          Custom Stable Value Fund - invested primarily with banks, insurance companies and other financial institutions under contracts designed to preserve principal with the objective of achieving competitive investment returns while maintaining principal stability.

          Equity Income Fund - invested primarily in dividend-paying stocks of established companies, bonds and cash reserves with the objective of providing income and capital appreciation with a measure of principal stability.

          Equity Index Fund - invested primarily in common stocks included in the Standard and Poor's 500 Index with the objective of matching the performance of the Index.

          A.2  In the event a Participant does not designate
specific Investment Funds, his Accounts will be invested in the
Custom Stable Value Fund.
          A.3  In the event a Participant elects to make an in-
service withdrawal and does not designate the Investment Funds from which such withdrawal should be made, the withdrawal shall be made from the Investment Funds of the Participant's Accounts in the following order:  Custom Stable Value Fund, Equity Income
Fund and, lastly, the Equity Index Fund.
                             TABLE OF CONTENTS
                                                                       Page
Preamble  . . .. . . . . . . . . . . . . . . . . . . . .       1
ARTICLE
  I       DEFINITIONS. . . . . . . . . . . . . . . . . .       2
  II      PARTICIPATION. . . . . . . . . . . . . . . . .       6
  III     PARTICIPANT CONTRIBUTIONS. . . . . . . . . . .       8
  IV      ACTUAL DEFERRAL PERCENTAGE . . . . . . . . . .       9
  V       MATCHING CONTRIBUTIONS . . . . . . . . . . . .      13
  VI      AVERAGE CONTRIBUTION PERCENTAGE. . . . . . . .      13
  VII     ROLLOVER CONTRIBUTIONS; DIRECT TRANSFERS . . .      18
  VIII    CONTRIBUTION LIMITATIONS . . . . . . . . . . .      20
  IX      ACCOUNTS; VESTING. . . . . . . . . . . . . . .      23
  X       WITHDRAWALS. . . . . . . . . . . . . . . . . .      23
  XI      DISTRIBUTIONS. . . . . . . . . . . . . . . . .      26
  XII     INVESTMENT OF FUNDS. . . . . . . . . . . . . .      31
  XIII    LOANS. . . . . . . . . . . . . . . . . . . . .      33
  XIV     ADMINISTRATION . . . . . . . . . . . . . . . .      35
  XV      TRUSTEE. . . . . . . . . . . . . . . . . . . .      37
  XVI     TERMINATION AND AMENDMENT. . . . . . . . . . .      38
  XVII    MISCELLANEOUS. . . . . . . . . . . . . . . . .      39
  XVIII   TOP HEAVY PROVISIONS . . . . . . . . . . . . .      43
APPENDIX A

          . . .. . . . . . . . . . . . . . . . . . . . .
          . . .. . . . . . . . . . . . . . . . . . . . .


 INSTRUMENT OF AMENDMENT
TO                                 THE
AT       LANTIC ELECTRIC 401(K) SAVINGS AND INVESTMENT PLAN - A


          The Atlantic Electric 401(k) Savings and Investment
Plan - A ("Plan") is amended, effective as indicated below, as follows:
A.        Effective April 1, 1995
  1. Section A.1 of Appendix A of the Plan is amended to read in its entirety as follows:

          A.1 The Accounts of a Participant shall be invested in one or more of the following Investment Funds, in accordance with the election of the Participant pursuant to
  Section 12.3 of the Plan:

          Custom Stable Value Fund - invested primarily with banks, insurance companies and other financial institutions under contracts designed to preserve principal with the objective of achieving competitive investment returns while maintaining principal stability.

          Equity Income Fund - invested primarily in dividend-paying stocks of established companies, bonds and cash reserves with the objective of providing income and capital appreciation with a measure of principal stability.

          Spectrum Growth Fund - invested in a diversified group of T. Rowe Price mutual funds that invest principally in equity securities.

          Equity Index Fund - invested primarily in common stocks included in the Standard and Poor's 500 Index with the objective of matching the performance of the Index.

          International Stock Fund - invested primarily in common stocks of large, established non-U.S. companies offering potential for long-term capital appreciation and opportunity to achieve investment diversification.


  2. Section A.3 of Appendix A of the Plan is amended to read in its entirety as follows:

          . . .A.3 . . . . . . . . . . . . . . . . . . . In the
          event a Participant elects to make an in-service withdrawal and does not designate the Investment Funds from which such withdrawal should be made, the withdrawal shall be made from the Investment Funds of the Participant's Accounts in the following order:
          Custom Stable Value Fund, Equity Income Fund, Spectrum Growth Fund, Equity Index Fund and, lastly, the International Stock Fund.


B.        Effective January 1, 1996
  1. Article I of the Plan is amended by adding in alphabetical order a new definition of "Common Stock" to read as follows:
          "Common Stock" means common stock of Atlantic Energy, Inc.
  2. Article XII of the Plan is amended by adding at the end thereof new Sections 12.6, 12.7 and 12.8 to read in their entirety as follows:

          . . .12.6 Each Participant (or in the event of his death, his beneficiary) shall have the right to direct the Trustee as to the manner in which full and fractional shares of Common Stock reflecting such Participant's proportional interest in the Atlantic Energy Company Stock Fund are to be voted. Atlantic Energy, Inc. shall furnish the Trustee and the Participants (or beneficiaries) with notices and information statements when voting rights are to be exercised, in such time and manner as may be required by applicable law and the certificate of incorporation and by-laws of Atlantic Energy, Inc. Such statement shall be substantially the same for Participants as for holders of Common Stock in general. The Participant (or beneficiary) may, in his discretion, grant proxies for the exercise of his voting rights under this Section 12.6 in accordance with the direction of the Participant (or beneficiary). Common Stock with respect to which the Trustee has not timely received valid directions or proxies from a Participant (or beneficiary) in accordance with this
          Section 12.6 shall be voted by the Trustee proportionately in the same manner as it votes Common Stock with respect to which the Trustee has received voting direction.

          . . .12.7 A Participant (or in the event of his death, his beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer in any and all full and fractional shares of Common Stock reflecting such Participant's proportional interest in the Atlantic Energy Company Stock Fund. Atlantic Energy, Inc. shall notify each Participant (or beneficiary) and utilize its best efforts to distribute or cause to be distributed to him in a timely fashion such information as will be distributed to shareholders of Atlantic Energy, Inc. in connection with any such tender or exchange offer, together with a form requesting confidential instruction to the Trustee as to the manner in which to respond to the tender or exchange offer for any or all full and fractional shares of Common Stock reflecting the Participant's proportional interest in the Atlantic Energy Company Stock Fund. Upon its receipt of such instructions, the Trustee shall tender such shares of such Common Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or beneficiary) regarding any such tender or exchange offer for Common Stock, the Trustee shall tender or exchange only that number of the shares of Common Stock that bears the same ratio to the total of all such shares as the number of such shares for which the Trustee has received valid instructions from Participants bears to the total number of such shares representing all Participants' interests in the Atlantic Energy Company Stock Fund.

          . . .12.8. . . . . . . . . . . . . . . . . . .
          Notwithstanding the foregoing provisions of this
          Article XII, the Trustees shall not be prohibited from taking any action or not taking any action (whether or not directed by a Plan provision to the contrary) if in the Trustees' sole discretion any such action or inaction relating to their duties as Trustees is necessary in order for the Trustees to fulfill their fiduciary responsibilities under ERISA; provided, however, that the Trustees shall notify the Company as soon as practicable in advance of any such proposed action or inaction.
  3. Appendix A of the Plan is amended to read in its entirety as follows:
                                APPENDIX A
                             INVESTMENT FUNDS
          This Appendix A shall be incorporated in, and be deemed an integral part of, the Plan. Terms used in this Appendix A shall have the same meanings as ascribed in the Plan document, unless the context otherwise clearly requires.
          A.1 .The Accounts of a Participant shall be invested in one or more of the following Investment Funds, in accordance with the election of the Participant pursuant to Section 12.3 of the Plan:

          Custom Stable Value Fund - invested primarily with banks, insurance companies and other financial institutions under contracts designed to preserve principal with the objective of achieving competitive investment returns while maintaining principal stability.

          Atlantic Energy Company Stock Fund - invested in
          Common Stock of Atlantic Energy, Inc. The Fund's investment income, net of investment expenses, shall automatically be reinvested in the Fund.

          Equity Income Fund - invested primarily in dividend-paying stocks of established companies, bonds and cash reserves with the objective of providing income and capital appreciation with a measure of principal stability.

          Spectrum Growth Fund - invested in a diversified group of T. Rowe Price mutual funds that invest principally in equity securities.

          Equity Index Fund - invested primarily in common stocks included in the Standard and Poor's 500 Index with the objective of matching the performance of the Index.

          International Stock Fund - invested primarily in
          common stocks of large, established non-U.S. companies offering potential for long-term capital appreciation and opportunity to achieve investment diversification.
          A.2 .In the event a Participant does not designate specific Investment Funds, his Accounts will be invested in the Custom Stable Value Fund.
          A.3 .In the event a Participant elects to make an in-service withdrawal and does not designate the Investment Funds from which such withdrawal should be made, the withdrawal shall be made from the Investment Funds of the Participant's Accounts in the following order: Custom Stable Value Fund, Atlantic Energy Company Stock Fund, Equity Income Fund, Spectrum Growth Fund, Equity Index Fund and, lastly, the International Stock Fund.
          IN WITNESS WHEREOF, ATLANTIC ENERGY, INC. has caused this Instrument of Amendment, effective as set forth above, to be duly executed this 9th day of September, 1996.
          . . .. . . . . . . . . . . . . . . . . . . . .
          ATLANTIC ENERGY, INC.

          . . .. . . . . . . . . . . . . . . . . . . . .
          By:  /s/ M. J. Barron
          . . .. . . . . . . . . . . . . . . . . . . . .
             Chief Financial Officer